Exhibit 10.35

AMARIN CORPORATION PLC

7 Curzon Street

London W1J 5HG, England

December 2, 2009

To:	The Parties Countersigning This Letter

Re:	Certain Registration Rights Matters

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement, dated as of October 12, 2009, among Amarin Corporation plc (the “Company”) and the purchasers set forth on Exhibit A thereto (the “SPA”). Undefined capitalized terms used herein have the meanings ascribed thereto in the SPA.

In connection with the Ordinary Shares acquired by you pursuant to the Securities Purchase Agreement dated May 13, 2008 (the “2008 SPA”) among, the Company and yourselves (the “Specified Shares”), an amendment to the SPA (the “Amendment”) is contemplated that would permit the Specified Shares to be included in the Registration Statement. Accordingly, if the Amendment becomes affective, the following provisions will become effective simultaneously;

1. The “Specified Shares” will become “Registrable Securities” and you will have registration rights with respect to the resale of your Registrable Securities on the terms herein provided.

2. Each of you will become bound, for the Company’s benefit, by the provisions of Article VI of the SPA, as a Holder of Registrable Securities as if such provisions were set forth in full herein.

3. The Company will become bound by the provisions of Article VI of the SPA for the benefit of each of you as a Holder of Registrable Securities as if such provisions were set forth in full herein.

4. Section 4.3 and Article VI of the 2008 SPA will be deleted in their entirety.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this letter as of the date first above written.

AMARIN CORPORATION PLC

By:	/s/ Conor Dalton
Name:	Conor Dalton
Title:	Vice President & Principal Accounting Officer

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN

Sunninghill Limited

By:
Name:
Title: Director

Michael Walsh

Simon Kukes